`UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  November 30, 2021

H.B. Fuller Company
(Exact Name of Company as Specified in Charter)

Minnesota	001-09225	41-0268370
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota	55164-0683
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (651) 236-5900

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FUL	NYSE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 1, 2021, the Board of Directors of H.B. Fuller Company (the “Company”) accepted the resignation of Maria Teresa Hilado as a director of the Company effective immediately. Ms. Hilado’s resignation as a director of the Company is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) On November 30, 2021, the Board of Directors of H.B. Fuller Company (the “Company”) elected Dr. Srilata (“Sri”) Zaheer as a Class I director of the Company, effective April 6, 2022, for an initial term expiring at the Company’s 2024 annual meeting of shareholders. Dr. Zaheer will serve on the Audit Committee and the Compensation Committee of the Board of Directors.

Dr. Zaheer currently serves as the Dean of University of Minnesota’s Carlson School of Management. She was appointed Dean at the Carlson School of Management in March 2012, where she also holds the Elmer L. Andersen Chair in Global Corporate Social Responsibility.

Dr. Zaheer also serves as the chair of the Federal Reserve Bank of Minneapolis. She has served as a director of the Federal Reserve Bank of Minneapolis since 2017, and as Chair of the Board since January 2020.

For service as a director of the Company, Dr. Zaheer will receive an annual cash retainer of $100,000, pro-rated for Dr. Zaheer’s time of service on the Board of Directors during 2022 and will also receive an initial grant of 1,300 shares of restricted stock units of the Company. Directors are also eligible for an annual discretionary grant of deferred phantom stock units valued at $135,000.

Other than as described herein, there are no arrangements or understandings between Dr. Zaheer and any other persons pursuant to which Dr. Zaheer was selected as a director of the Company. The Company regularly makes charitable contributions to the University of Minnesota, including the Carlson School of Management, where Dr. Zaheer is Dean.  The contributions for fiscal year 2021 were approximately $117,500. The majority of this amount relates to support for student scholarships. The Company also paid approximately $198,900 to the University of Minnesota for services provided during fiscal year 2021.

Effective December 1st (and prior to the appointment of Dr. Zaheer) the number of directors of the Company is nine, eight of whom are independent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2021

H.B. FULLER COMPANY

By:	/s/ Timothy J. Keenan
Timothy J. Keenan
Vice President, General Counsel
and Corporate Secretary

3